                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
Contact:
Bruce Johnson                                        Matt Hayden
eResearchTechnology, Inc.                            Hayden Communications
215-282-5580                                         760-487-1137

                eResearchTechnology Reports Record Second Quarter
                              Revenues and Earnings

     Company Reports 46.2% Increase in Revenues to $14.8 Million and 136.7% Increase in Net Income, Resulting in Diluted EPS of $0.12; eRT Raises 2003 Full
     Year EPS Guidance to $0.52-0.53 (split-adjusted) and Provides 2004 EPS Guidance of $0.82-0.84; Company Expects Sequential Quarterly Revenue and
       Earnings Growth Throughout the Year as Backlog Grows to $51 Million

PHILADELPHIA, PA July 23, 2003 /PRNewswire-FirstCall/ -- eResearchTechnology, Inc. (Nasdaq: ERES; eRT or the company), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today second quarter results for the period ended June 30, 2003. The company reported record second quarter revenues of $14.8 million, a 46.2% increase over revenue for the second quarter of 2002 of $10.1 million. The second quarter revenues also represented an increase of 8.8% over the first quarter of 2003 and exceeded the company's previous guidance of $14.2 to $14.5 million. eRT reported net income for the second quarter of 2003 of $2.8 million, or $0.12 per diluted share (adjusted for the 2-for-1 stock split), an increase of 136.7% compared with $1.2 million, or $0.05 per diluted share (split-adjusted) for the second quarter of 2002. The company's effective tax rate was 37.25% for the second quarter of 2003. eRT had an effective tax rate of 32.0% for the 2002 second quarter.

For the six months ended June 30, 2003, the company reported revenues of $28.4 million, a 53.6% increase versus the same period in 2002, when the company reported revenues of $18.5 million. eRT generated net income of $5.2 million, or $0.22 per diluted share, 178.0% above the $1.9 million, or $0.08 per diluted share it in earned in the first six months of 2002. The company's effective tax rate for the first six months of 2003 was 37.25%, versus 32.0% in the year earlier period.

"Our strong results, growing backlog and increased guidance reflect the strong demand for our technology solutions and services," said Joe Esposito, eRT's president and chief executive officer. "We continue to see growing momentum in our business, and we have recently begun to pursue significantly larger opportunities, as pharmaceutical companies are seeking to secure committed ECG capacity through "Franchise" agreements such as the one we announced with Sankyo Pharma. We believe that this trend could continue, which creates the potential for substantial agreements as companies increasingly seek to secure ECG capacity well in advance of clinical trials. As a result, we made additional investments this past quarter in key personnel, technology enhancements and increased capacity so that we can handle larger contracts in a quality manner. Our strong balance sheet also affords us the opportunity to make additional investments to build on our leadership position in these rapidly growing markets."

 Some of the highlights of the second quarter included:

     o The company completed the quarter with a backlog of $51 million, an increase from $44 million at the end of the first quarter. The backlog at the end of the second quarter of 2002 was $34 million. The backlog does not include agreements signed and announced subsequent to the end of the quarter.

     o The second quarter of 2003 marked the tenth consecutive quarter that the company posted a sequential increase in revenues and operating income.

     o eRT completed the quarter with $31.8 million in cash and short-term investments, an increase of $4.1 million from the first quarter.

     o The company's gross margin was 60.6%, compared to 60.8% during the first quarter and 58.8% for the second quarter of 2002. eRT maintained high gross margins despite increasing investments in personnel and technology.

     o The company increased its technology subscription revenues by 267% to $701,000 in the second quarter from the year-earlier period and its cardiac safety revenues by 45.8% from the year-earlier period. Technology subscription revenues grew by 20.4% sequentially, while cardiac safety revenues increased 11.4% sequentially.

     o eRT grew its EDC/Data Management products revenue by 48.0% versus the year earlier period and continues to pursue enterprise opportunities in the EDC sector.

     o The company entered into its first Franchise agreement with Sankyo Pharma to provide comprehensive cardiac safety and related services for compounds in early clinical development to address 25,000 ECG transactions across multiple Phase I trials commencing in July. A Franchise agreement provides the sponsor with a virtual extension of their clinical development teams by providing dedicated resources (people, process, and technology) to address cardiac safety monitoring in compliance with emerging regulatory guidance. A Franchise arrangement utilizes the sponsor's standard operating procedures, eRT's regulatory compliant methods, and scalable cardiac safety data handling technology provided by eRT. The Franchise model is designed to address a sponsor's commitment for a large volume of ECG processing enabling the sponsor to accelerate study conduct, reduce administrative costs, ensure quality, and gain competitive advantage.

     o    eRT entered into an agreement with SFBC International, Inc. (Nasdaq:
          SFCC), one of the leading providers of Phase I/II clinical trials in North America, for promotion of eRT's cardiac safety services. This marks the second clinical research organization to form an alliance with eRT, as the company announced an alliance with PPD Development, the clinical research operating subsidiary of PPD (Nasdaq: PPDI) during the first quarter. Subsequent to the end of the quarter, the company entered into an alliance with Clinical Trials Medical Group, Inc. (CCT), a provider of Phase I, II, III and IV clinical trial study conduct, to promote the sale of eRT's cardiac safety services by CCT Phase I clinical research services.

2003 and 2004 Guidance

The company issued the following guidance for the remainder of 2003. It expects to report third quarter revenues for the period ended September 30, 2003 of $16.4 million to $16.6 million and to generate earnings of $0.14 to $0.15 per diluted share. The company also raised its estimates for the balance of the year. It now expects revenues for 2003 of $63.5 million to $64.5 million, exceeding the company's previous guidance of $61 million to $63 million. It also expects diluted earnings per share of $0.52 to $0.53, exceeding its previous guidance of $0.47 to $0.48, after adjusting for the 2-for-1 stock split. For 2004, eRT expects revenues to be between $87 million and $89 million and to generate earnings of $0.82 to $0.84 per diluted share.

Mr. Esposito and Bruce Johnson, the company's chief financial officer, will hold a conference call to discuss these results. The conference call will take place at 4:45 p.m. EDT on July 23, 2003. Interested participants should call 800-231-5571 when calling within the United States or 973-582-2703 when calling internationally. There will be a playback available as well. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4041021 for the replay.

This call is being webcast by ViaVid Broadcasting and can also be accessed at eRT's web site at www.ert.com. The webcast may also be accessed at ViaVid's website at: http://www.viavid.com/detailpage.asp?sid=2087. The webcast can be accessed until August 23, 2003 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2003 and 2004 guidance, involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                     Three Months Ended June 30,            Six Months Ended June 30,
                                                      2002               2003                2002                2003
                                                  --------------     --------------      --------------     ----------------
Net revenues:
      Licenses                                            $ 496            $ 1,154             $ 1,250              $ 2,343
      Services                                            9,608             13,622              17,215               26,016
                                                  --------------     --------------      --------------     ----------------

Total net revenues                                       10,104             14,776              18,465               28,359
                                                  --------------     --------------      --------------     ----------------

Costs of revenues:
      Cost of licenses                                      152                188                 286                  332
      Cost of services                                    4,006              5,630               7,407               10,817
                                                  --------------     --------------      --------------     ----------------

Total costs of revenues                                   4,158              5,818               7,693               11,149
                                                  --------------     --------------      --------------     ----------------

Gross margin                                              5,946              8,958              10,772               17,210
                                                  --------------     --------------      --------------     ----------------

Operating expenses:
      Selling and marketing                               1,922              1,924               3,397                3,747
      General and administrative                          1,398              1,569               2,740                3,078
      Research and development                            1,092              1,140               2,251                2,204
                                                  --------------     --------------      --------------     ----------------

Total operating expenses                                  4,412              4,633               8,388                9,029
                                                  --------------     --------------      --------------     ----------------

Operating income                                          1,534              4,325               2,384                8,181
Other income, net                                           186                 88                 344                  144
Gain on sale of domestic CRO operation                        -                  -                  35                    -
                                                  --------------     --------------      --------------     ----------------

Income before income taxes                                1,720              4,413               2,763                8,325
Income tax provision                                        550              1,644                 884                3,101
                                                  --------------     --------------      --------------     ----------------

Net income                                              $ 1,170            $ 2,769             $ 1,879              $ 5,224
                                                  ==============     ==============      ==============     ================

Basic net income per share                               $ 0.06             $ 0.13              $ 0.09               $ 0.24
                                                  ==============     ==============      ==============     ================

Diluted net income per share                             $ 0.05             $ 0.12              $ 0.08               $ 0.22
                                                  ==============     ==============      ==============     ================

Shares used to calculate basic net
      income per share                                   20,918             21,868              20,846               21,668
                                                  ==============     ==============      ==============     ================

Shares used to calculate diluted net
      income per share                                   22,458             23,852              22,204               23,592
                                                  ==============     ==============      ==============     ================

                   eResearchTechnology, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                  (in thousands, except share and per amounts)


                                                                               December 31, 2002             June 30, 2003
ASSETS                                                                                                        (unaudited)

Current assets:
     Cash and cash equivalents                                                         $ 17,443                   $ 22,190
     Short-term investments                                                               9,307                      9,593
     Accounts receivable, net                                                             6,954                     11,174
     Prepaid expenses and other                                                           2,542                      2,776
     Deferred income taxes                                                                  485                        315
                                                                                ----------------             --------------
          Total current assets                                                           36,731                     46,048

Property and equipment, net                                                              12,587                     13,077
Goodwill                                                                                  1,212                      1,212
Investments in non-marketable securities                                                    509                        509
Other assets                                                                                 21                         38
Deferred income taxes                                                                     2,332                      2,104
                                                                                ----------------             --------------

                                                                                       $ 53,392                   $ 62,988
                                                                                ================             ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                   $ 2,000                    $ 2,179
     Accrued expenses                                                                     3,705                      3,190
     Income taxes payable                                                                   960                      1,063
     Current portion of capital lease obligations                                           599                        628
     Deferred revenues                                                                    4,774                      5,322
                                                                                ----------------             --------------
          Total current liabilities                                                      12,038                     12,382
                                                                                ----------------             --------------

Capital lease obligations, excluding current portion                                        774                        453
                                                                                ----------------             --------------

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                                         -                          -
     Common stock-$.01 par value, 50,000,000 shares authorized,
          22,924,382 and 23,770,070 shares issued                                           229                        238
     Additional paid-in capital                                                          40,807                     45,157
     Accumulated other comprehensive income                                                 410                        561
     Retained earnings                                                                    2,363                      7,587
     Treasury stock, 1,791,000 and 1,805,564 shares at cost                              (3,229)                    (3,390)
                                                                                ----------------             --------------

          Total stockholders' equity                                                     40,580                     50,153
                                                                                ----------------             --------------

                                                                                       $ 53,392                   $ 62,988
                                                                                ================             ==============

                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                                                          Six Months Ended June 30,
                                                                                           2002              2003
                                                                                      ---------------    --------------
Operating activities:
     Net income                                                                              $ 1,879           $ 5,224
     Adjustments to reconcile net income to net cash
          provided by operating activities:
               Gain on sale of the domestic CRO operation                                        (35)                -
               Gain on sale of marketable securities                                             (75)                -
               Depreciation and amortization                                                   1,163             2,323
               Issuance of stock options to non-employees                                          7                 -
               Stock option income tax benefits                                                    -             2,005
               Changes in assets and liabilities:
                    Accounts receivable                                                       (1,124)           (4,168)
                    Prepaid expenses and other                                                  (832)             (272)
                    Accounts payable                                                             321               171
                    Accrued expenses                                                             284              (522)
                    Income taxes                                                                 769               484
                    Deferred revenues                                                            336               532
                                                                                      ---------------    --------------
                         Net cash provided by operating activities                             2,693             5,777
                                                                                      ---------------    --------------

Investing activities:
     Purchases of property and equipment                                                      (2,904)           (2,775)
     Purchases of short-term investments                                                        (988)           (3,825)
     Proceeds from sales of short-term investments                                               810             3,539
     Net proceeds from sale of the domestic CRO operations                                        35                 -
     Proceeds from sales of marketable securities                                                720                 -
                                                                                      ---------------    --------------
                         Net cash used in investing activities                                (2,327)           (3,061)
                                                                                      ---------------    --------------

Financing activities:
     Repayment of capital lease obligations                                                     (178)             (293)
     Net proceeds from exercise of stock options                                                 844             2,193
                                                                                      ---------------    --------------
                         Net cash provided by financing activities                               666             1,900
                                                                                      ---------------    --------------

Effect of exchange rate changes on cash                                                            -               131
                                                                                      ---------------    --------------

Net increase in cash and cash equivalents                                                      1,032             4,747
Cash and cash equivalents, beginning of period                                                11,364            17,443
                                                                                      ---------------    --------------

Cash and cash equivalents, end of period                                                    $ 12,396          $ 22,190
                                                                                      ===============    ==============


